UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2018

RW Holdings NNN REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-55776	47-4156046
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3090 Bristol Street, Suite 550
Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 742-4862

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. John Wang has resigned as a member of the board of directors (the “Board”) of RW Holdings NNN REIT, Inc. (the “Company”) effective December 31, 2018. Mr. Wang resigned voluntarily and his decision was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Item 8.01	Other Events.

On December 28, 2018, the Company announced that it anticipates that the Board will announce its determination of the Company’s estimated per share net asset value (“NAV”) on or about January 14, 2019 (the “Price Announcement Date”). The estimated per share NAV will be determined by the Board using its Net Asset Value Calculation and Valuation Procedures, as disclosed in the Company’s Prospectus forming a part of Post-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11 filed with the Securities and Exchange Commission on April 26, 2018 pursuant to Rule 424(b)(3) under the Securities Act of 1933 (as amended or supplemented the “Prospectus”). The Board has also determined that it will be appropriate to change the offering price per share for any purchases of the Company’s shares on or after the Price Announcement Date. The Company will continue to offer shares of its common stock in its primary offering at the current price of $10.05 per share through the close of business on the day immediately prior to the Price Announcement Date (which the Company anticipates will be on or about January 13, 2019). All subscriptions received in good order by such date will continue to reflect a price of $10.05 per share. Effective on the Price Announcement Date, the Company will begin offering shares of its common stock at the revised primary offering price, which will reflect the estimated per share NAV determined by the Board and may be different from the current $10.05 per share primary offering price. In addition, all issuances of shares of the Company’s common stock pursuant to the Company’s distribution reinvestment plan on or after the Price Announcement Date will reflect a price equal to the new estimated per share NAV, which may be different from the current $10.05 share distribution reinvestment plan offering price.

Beginning with repurchase requests made with respect to the month of January 2019, all shares of Class C common stock requested for repurchase under our share repurchase program will be repurchased by us at a price determined based on our new estimated per share NAV, subject to adjustment based on the time period a stockholder has held each share, as described under “Description of Shares--Share Repurchase Program” included in the Prospectus. All requests for the repurchase of shares of our Class C common stock that were submitted on or prior to December 27, 2018 will be repurchased by us on or prior to January 4, 2019 at a price based on our current offering price of $10.05 per share, subject to adjustment based on the time period a stockholder has held each share. Shares of our Class S common stock submitted for repurchase will continue to be eligible for repurchase in accordance with the share repurchase program for such Class S common stock based on the then-current estimated per share NAV and provided such shares have been held for at least one year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RW HOLDINGS NNN REIT, INC. (Registrant)
By:	/s/ Raymond J. Pacini
	Name:	Raymond J. Pacini
	Title:	Chief Financial Officer

Date: December 28, 2018